Plexus Announces Fiscal First Quarter Financial Results

•	Record quarterly revenue of $852 million during the fiscal first quarter of 2020

•	GAAP diluted EPS of $1.03

•	Non-GAAP adjusted diluted EPS of $1.00, excluding a net benefit of $0.03 per share related to special tax items

•	Initiates fiscal second quarter 2020 revenue guidance of $790 to $830 million with GAAP diluted EPS of $0.80 to $0.90, excluding any non-recurring charges

NEENAH, WI – January 22, 2020 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal first quarter ended January 4, 2020, and guidance for its fiscal second quarter ending April 4, 2020.

	Three Months Ended
	Jan 4, 2020	Jan 4, 2020	Apr 4, 2020
	Q1F20 Results	Q1F20 Guidance	Q2F20 Guidance
Summary GAAP Items
Revenue (in millions)	$852	$780 to $820	$790 to $830
Operating margin	4.7%	4.5% to 4.9%	4.0% to 4.5%
Diluted EPS (1)	$1.03	$0.87 to $0.97	$0.80 to $0.90

Summary Non-GAAP Items (2)
Adjusted diluted EPS (1)	$1.00
Return on invested capital (ROIC)	14.7%
Economic return	5.9%

(1)	Includes stock-based compensation expense of $0.17 for Q1F20 results, $0.18 for Q1F20 guidance and $0.21 for Q2F20 guidance. Q2F20 guidance excludes any non-recurring charges.
(2)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures and a reconciliation to GAAP.
Fiscal First Quarter 2020 Information

•	Won 30 manufacturing programs during the quarter representing $167 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total $843 million in annualized revenue when fully ramped into production

•	Purchased $6.3 million of our shares at an average price of $69.82 per share under our existing share repurchase program

Todd Kelsey, President and CEO, commented, “I am pleased with our strong performance in the fiscal first quarter, during which we delivered record quarterly revenue of $852 million and adjusted diluted EPS of $1.00, each result exceeding the high end of our expectations entering the quarter. This revenue represents 11% growth over the comparable period in fiscal 2019 and 5% growth sequentially. Our Healthcare/Life Sciences sector exceeded our expectations coming into the quarter as our team responded to increased demand from several of our customers. The Industrial/Commercial sector was exceptionally strong as we capitalized on further strengthening in the semiconductor capital equipment sub-sector. Our global teams continue to prioritize operational excellence, and through that focus delivered fiscal first quarter operating margin of 4.7%."

Patrick Jermain, Executive Vice President and CFO, commented, “During the fiscal first quarter, we generated $61 million in free cash flow, a result that was above our projections. Compared to the prior year fiscal first quarter during which we had cash outflows of $58 million, this quarter's strong result positions us well to generate over $100 million in free cash flow for fiscal 2020. Fiscal first quarter cash cycle of 71 days was favorable to our expectations and sequentially lower by 9 days, as we benefited from continued progress on our working capital initiatives. Over the past two quarters we have reduced our cash cycle by 18 days, largely due to our success with these initiatives.”

Mr. Kelsey continued, “As we look ahead to the fiscal second quarter, we expect revenue to moderate from the exceptionally strong fiscal first quarter. As such, we are guiding revenue in the range of $790 to $830 million. We anticipate revenue at this level will lead to GAAP diluted EPS in the range of $0.80 to $0.90, excluding any non-recurring charges, a projection that is impacted by seasonal payroll costs and the pause of two larger programs in our engineering organization. We are proactively responding to these program pauses by strategically repositioning our Boulder Design Center to co-locate with our existing manufacturing facility in Boise, ID, creating an Aerospace and Defense Center of Excellence. This combination of engineering and manufacturing services will provide the synergies and cost advantages of a campus environment while delivering a compelling service offering for our customers in the Aerospace and Defense sector.”

Mr. Kelsey concluded, “Our outlook for fiscal 2020 remains generally unchanged from previous expectations as we anticipate sequentially increasing revenue during the second half of the fiscal year. Coupling this with our largely stable end-markets, a talented work force focused on delighting our customers, and our comprehensive service offerings, we anticipate solid operating performance with a return to operating margin within our target range of 4.7% to 5.0%. This would lead to robust EPS expansion for the fiscal year.”

Quarterly Comparison	Three Months Ended
	Jan 4, 2020	Sept 28, 2019	Dec 29, 2018
(in thousands, except EPS)	Q1F20	Q4F19	Q1F19
Revenue	$852,409	$810,195	$765,544
Gross profit	79,190	77,789	72,383
Operating income	39,934	37,527	36,951
Net income	31,006	36,831	22,226
Diluted EPS	1.03	1.23	0.69
Adjusted net income (1)	30,192	27,788	29,261
Adjusted diluted EPS (1)	1.00	0.93	0.91

Gross margin	9.3%	9.6%	9.5%
Operating margin	4.7%	4.6%	4.8%
Adjusted operating margin (1)	4.7%	4.8%	4.8%

ROIC (1)	14.7%	13.1%	14.6%
Economic return (1)	5.9%	4.1%	5.6%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return, and a reconciliation of these measures to GAAP.

Business Segment and Market Sector Revenue
The Company measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s market sector focused strategy. Top 10 customers comprised 54% of revenue during the fiscal first quarter, up three percentage points from the fiscal fourth quarter of 2019.

Business Segments ($ in millions)	Three Months Ended
	Jan 4, 2020	Sept 28, 2019	Dec 29, 2018
	Q1F20	Q4F19	Q1F19
Americas	$353	$344	$354
Asia-Pacific	451	416	378
Europe, Middle East, and Africa	85	81	73
Elimination of inter-segment sales	(37)	(31)	(39)
Total Revenue	$852	$810	$766

Market Sectors ($ in millions)	Three Months Ended
	Jan 4, 2020		Sept 28, 2019		Dec 29, 2018
	Q1F20		Q4F19		Q1F19
Healthcare/Life Sciences	$312	37%	$311	38%	$301	39%
Industrial/Commercial	310	36%	264	33%	219	29%
Aerospace/Defense	172	20%	174	21%	123	16%
Communications	58	7%	61	8%	123	16%
Total Revenue	$852		$810		$766

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations.  For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached Non-GAAP Supplemental Information Tables.

ROIC and Economic Return
ROIC for the fiscal first quarter was 14.7%. The Company defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a two-quarter period for the fiscal first quarter. Invested capital is defined as equity plus debt and operating lease liabilities, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2020 is 8.8%. ROIC for the fiscal first quarter less the Company’s weighted average cost of capital resulted in an economic return of 5.9%.

Free Cash Flow
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended January 4, 2020, cash flows provided by operations was $74.7 million, less capital expenditures of $13.7 million, resulting in free cash flow of $61.0 million.

Cash Cycle Days	Three Months Ended
	Jan 4, 2020 Q1F20	Sept 28, 2019 Q4F19	Dec 29, 2018 Q1F19
Days in Accounts Receivable	49	55	51
Days in Contract Assets	12	10	10
Days in Inventory	87	87	105
Days in Accounts Payable	(61)	(55)	(68)
Days in Cash Deposits	(16)	(17)	(15)
Annualized Cash Cycle *	71	80	83
* We calculate cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal 2020 Q1 Earnings Conference Call and Webcast
When:	Thursday, January 23, 2020 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, https://plexus.gcs-web.com/events-and-presentations/upcoming-events, where a slide presentation reviewing fiscal first quarter 2020 results will also be made available ahead of the conference call.

Conference call at +1.800.708.4540 with passcode: 49281293

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 49281293

Investor and Media Contact
Heather Beresford
+1.920.751.3612
heather.beresford@plexus.com

About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world.  We are a team of over 19,000 individuals who are dedicated to providing global Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing, and Aftermarket Services.  Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments.  Plexus delivers customer service excellence to leading global companies by providing innovative, comprehensive solutions throughout the product’s lifecycle.  For more information about Plexus, visit our website at www.plexus.com.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the effects of U.S. Tax Reform and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors in our fiscal 2019 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jan 4,	Dec 29,
	2020	2018
Net sales	$852,409	$765,544
Cost of sales	773,219	693,161
Gross profit	79,190	72,383
Selling and administrative expenses	39,256	35,432
Operating income	39,934	36,951
Other income (expense):
Interest expense	(4,132)	(2,249)
Interest income	645	525
Miscellaneous	(2,173)	(1,112)
Income before income taxes	34,274	34,115
Income tax expense	3,268	11,889
Net income	$31,006	$22,226
Earnings per share:
Basic	$1.06	$0.71
Diluted	$1.03	$0.69
Weighted average shares outstanding:
Basic	29,147	31,403
Diluted	30,065	32,286

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Jan 4,	Sept 28,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$252,914	$223,761
Restricted cash	2,208	2,493
Accounts receivable	461,705	488,284
Contract assets	107,040	90,841
Inventories	735,803	700,938
Prepaid expenses and other	33,719	31,974
Total current assets	1,593,389	1,538,291
Property, plant and equipment, net	387,509	384,224
Operating lease right-of-use asset	74,111	—
Deferred income taxes	14,127	13,654
Other	35,761	64,714
Total non-current assets	511,508	462,592
Total assets	$2,104,897	$2,000,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$67,847	$100,702
Accounts payable	515,484	444,944
Customer deposits	137,014	139,841
Accrued salaries and wages	52,527	73,555
Other accrued liabilities	117,063	106,461
Total current liabilities	889,935	865,503
Long-term debt and finance lease obligations, net of current portion	186,827	187,278
Accrued income taxes payable	59,572	59,572
Long-term operating lease liabilities	36,473	—
Deferred income taxes	6,463	5,305
Other liabilities	17,255	17,649
Total non-current liabilities	306,590	269,804
Total liabilities	1,196,525	1,135,307
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
53,226 and 52,917 shares issued, respectively,
and 29,222 and 29,004 shares outstanding, respectively	532	529
Additional paid-in-capital	609,168	597,401
Common stock held in treasury, at cost, 24,004 and 23,913, respectively	(899,577)	(893,247)
Retained earnings	1,208,606	1,178,677
Accumulated other comprehensive loss	(10,357)	(17,784)
Total shareholders’ equity	908,372	865,576
Total liabilities and shareholders’ equity	$2,104,897	$2,000,883

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jan 4,	Sept 28,	Dec 29,
	2020	2019	2018
Operating income, as reported	39,934	$37,527	$36,951
Operating margin, as reported	4.7%	4.6%	4.8%

Non-GAAP adjustments:
Restructuring costs (1)	—	1,678	—
Adjusted operating income	$39,934	$39,205	$36,951
Adjusted operating margin	4.7%	4.8%	4.8%

Net income, as reported	$31,006	$36,831	$22,226

Non-GAAP adjustments:
Special tax impacts (2)	(814)	—	7,035
Restructuring costs, net of tax (1)	—	1,502	—
Accumulated foreign earnings assertion (3)	—	(10,545)	—
Adjusted net income	$30,192	$27,788	$29,261

Diluted earnings per share, as reported	$1.03	$1.23	$0.69

Non-GAAP per share adjustments:
Special tax impacts (2)	(0.03)	—	0.22
Restructuring costs, net of tax (1)	—	0.05	—
Accumulated foreign earnings assertion (3)	—	(0.35)	—
Adjusted diluted earnings per share	$1.00	$0.93	$0.91

(1)	During the three months ended September 28, 2019, restructuring costs of $1.7 million, $1.5 million net of taxes, were incurred.
(2)
During the three months ended January 4, 2020, there was $1.9M in tax benefits related to US foreign tax credit regulations issued during the quarter, partially offset by $1.1M of tax expense as a result of special tax items.

During the three months ended December 29, 2018, special tax expense of $7.0 million was recorded in accordance with new regulations issued in November 2018 under U.S. Tax Reform. These regulations impacted the treatment of foreign taxes paid.

(3)
During the three and twelve months ended September 28, 2019, the Company reasserted that certain historical undistributed earnings of two foreign subsidiaries will be permanently reinvested, which resulted in a $10.5 million benefit.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	Jan 4,		Sept 28,		Dec 29,
	2020		2019		2018
Operating income, as reported		$39,934		$142,055		$36,951
Restructuring costs	+	—	+	1,678	+	—
Adjusted operating income		$39,934		$143,733		$36,951
	x	4			x	4

Adjusted annualized operating income		$159,736		$143,733		$147,804
Adjusted effective tax rate	x	13%	x	16%	x	15%
Tax impact		20,766		22,997		22,171
Adjusted operating income (tax effected)		$138,970		$120,736		$125,633

Average invested capital	÷	$942,793	÷	$923,107	÷	$862,528

ROIC		14.7%		13.1%		14.6%
Weighted average cost of capital	-	8.8%	-	9.0%	-	9.0%
Economic return		5.9%		4.1%		5.6%

	Three Months Ended
Average Invested Capital	Jan 4,	Sept 28,	Jun 29,	Mar 30,	Dec 29,	Sept 29,
Calculations	2020	2019	2019	2019	2018	2018
Equity	$908,372	$865,576	$860,791	$875,444	$905,163	$921,143
Plus:
Debt and finance leases - current	67,847	100,702	138,976	93,197	8,633	5,532
Operating leases - current (1) (2)	9,185	—	—	—	—	—
Debt and finance leases - long-term	186,827	187,278	187,581	187,120	187,567	183,085
Operating leases - long-term (2)	36,473	—	—	—	—	—
Less:
Cash and cash equivalents	(252,914)	(223,761)	(198,395)	(184,028)	(188,799)	(297,269)
	$955,790	$929,795	$988,953	$971,733	$912,564	$812,491

(1)	Included in Other accrued liabilities on the Condensed Consolidated Balance Sheets.
(2)
In the fiscal first quarter of 2020, the Company adopted and applied Topic 842 to all leases using the modified retrospective method of adoption. The prior year comparative information has not been restated and continued to be reported under the accounting standards in effect for fiscal 2019 and 2018.